                                                                      EXHIBIT 12

                       TYCO CAPITAL LTD. AND SUBSIDIARIES
               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                                ($ IN MILLIONS)

                                                    NINE MONTHS
                                                       ENDED               YEARS ENDED DECEMBER 31,
                                                   SEPTEMBER 30,       ---------------------------------
                                                       2001                2000                1999
                                                   -------------       -------------       -------------
                                                    (COMBINED)         (PREDECESSOR)       (PREDECESSOR)
Net income.......................................    $  359.2            $  611.6            $  389.4
Provision for income taxes.......................       241.3               373.9               207.6
                                                     --------            --------            --------
Earnings before provision for income taxes.......       600.5               985.5               597.0
                                                     --------            --------            --------

Fixed charges:
  Interest and debt expenses on indebtedness.....     1,619.8             2,497.7             1,293.4
  Minority interest in subsidiary trust holding
    solely debentures of the Company, before
    tax..........................................        14.4                19.2                19.2
  Interest factor--one-third of rentals on real
    and personal properties......................        13.5                19.6                10.6
                                                     --------            --------            --------

Total fixed charges..............................     1,647.7             2,536.5             1,323.2
                                                     --------            --------            --------

  Total earnings before provisions for income
    taxes and fixed charges......................    $2,248.2            $3,522.0            $1,920.2
                                                     ========            ========            ========

Ratios of earnings to fixed charges..............       1.36x               1.39x               1.45x